UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2010

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on May 12, 2010 the New York Stock Exchange (the “NYSE”) issued a press release announcing the commencement of suspension procedures with respect to the common stock (“Common Stock”) of 4Kids Entertainment, Inc.’s (the “Company”). The Company has determined not to request a review of the NYSE’s determination.

On May 26, 2010, the NYSE announced that NYSE trading in its common stock will be suspended prior to the opening of trading on Tuesday, June 1, 2010 and that following such suspension, the NYSE would apply to the Securities and Exchange Commission to delist the common stock. Beginning with the opening of trading at 9:30 AM on June 1, 2010, 4Kids Entertainment, Inc.'s common stock will trade under the new Stock symbol KIDE on the OTC Bulletin Board (“OTCBB”) market.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

              (c) Exhibits

            Exhibit                                                                       Description

              99.1                                    Press release issued by 4Kids Entertainment, Inc. dated May 28, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 1, 2010

4KIDS ENTERTAINMENT, INC. BY: /s/ Bruce R. Foster Bruce R. Foster Executive Vice President and Chief Financial Officer